L E A S E

This lease, made and entered into this 30th day of November 1994, between SCOTT STEEL, INC., (referred to hereinafter as "Lessor"), and GENERAL PARCEL SERVICE, INC., a
Florida Corporation (referred to hereinafter as "Lessee");

                W I T N E S S E T H:

Whereas, Lessor owns certain real property located in Hillsborough County, Florida; and,

Whereas, Lessor has agreed to lease the said property to the Lessee subject to certain terms and conditions; and,

Whereas, the Lessee desires to lease the said property from the Lessor, and to that end and in consideration of the premises, the covenants, terms and conditions to be performed as set forth hereinafter, the parties have agreed and do agree as follows:

1. Leased Premises: Subject to the terms and conditions set forth hereinafter, the Lessor leases to the Lessee and the Lessee rents hereby from the Lessor a 26,650 square foot building of the Lessor which is on a 4.2 acre piece of property at the south side of Oak Fair Boulevard in the Interstate Business Park in Hillsborough County, Florida (See Exhibit "A".)

2. Term of the Lease: The term of this lease shall be for a period of fifteen (15) years to commence on the day a Certificate of Occupancy is issued. Lessor hereby grants to Lessee two options to renew at five years each.

3. Improvements to the Premises: The Lessor acknowledges hereby that the Lessee is leasing the building. and property described herein for the purpose of operating and maintaining a parcel delivery operation and that certain modifications and/or improvements to the property may be required. The parties agree hereby that any modifications and/or improvements to the leased property, above and beyond those shown on the approved set of plans hereto attached and called Exhibit "B", will be at Lessee's sole cost and expense and that said modifications and/or improvements will comply with all applicable rules, laws, regulations, and requirements pertaining thereto, including,, but not limited to, the building codes and zoning ordinances of the state and local governments. Any such modification and/or improvement shall-require the consent of the Lessor.

4.    Rental: The Lessee hereby agrees to pay to the Lessor
as rental for the leased premises during the first year of the lease term the sum of $16,312.92 per month, in advance, together with applicable Florida sales tax and any other tax which may be levied by any other governmental body on rental payments, commencing when a Certificate of Occupancy is issued. The rent shall increase each year according to the Consumer Price Index for Urban Wage Earners and Clerical Workers - the U.S. City Average, Bureau at Labor Statistics, U.S. Department
of Labor.   At no time will the increase be less than 3% nor
more than 6% of the previous year's rental.

Rent is due on the first of each month and in default on the 10th day of the same month with a 10% late charge due.

The rent set forth herein shall be net to the Lessor. All costs, expenses, and obligations of any kind and nature relating to the leased property or any improvements on it shall be paid by Lessee. The obligation of Lessee shall include, without limiting the generality of the foregoing, any and all real property and other taxes which may be assessed on the premises, insurance premiums and charges for utilities, and such other expenses, costs, and obligations that may be the subject of other provisions in this lease.

5. Use of Leased Premises: The Lessee agrees that the business to be operated by it on the leased premises will not be operated in such a manner as to constitute a nuisance or a hazard and that in connection with the operation of the business the Lessee will observe and comply with all applicable laws, ordinances, orders and regulations prescribed by lawful authority having jurisdiction over the business operated in the leased premises.

The building may be used for the purpose of a parcel delivery operation and any legal operation incidental thereto. Any other purpose shall require the consent of the Lessor.

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6.   Repair and Alterations: The Lessor shall
not be obligated to maintain the leased premises or any improvements located thereon.

The Lessee agrees, at its sole cost and expense, to maintain all of the improvements including the parking lot pavement and service areas located on the leased premises. Without limiting the obligations of the Lessee hereunder, Lessee specifically agrees that it shall maintain and keep said premises in a good state of repair and shall promptly repair any damaged portion of the premises including wiring, plumbing, glass, roof, flooring, asphalt pavement, and heating and air conditioning systems.

The Lessee, upon completion of the original improvements by Lessor, may erect such additional improvements on the leased premises as it deems appropriate and may make such alterations or major renovations to the existing improvements as it deems appropriate provided such alterations or renovations do not disturb the structural integrity of such existing improvements and further provided that it first obtain the written consent of the Lessor, as well as any and all governing agencies.

7. Utilities: The Lessee shall be responsible for electricity, lights, water, heat, telephone, gas, or any other utility or service consumed in connection with the occupancy of the leased premises by the Lessee.

8. Signs: The Lessee shall have the right to erect and maintain such sign or signs on the premises as may be permitted by applicable law.

9. Taxes: The Lessee shall pay, during the lease term, all ad valorem taxes and any other assessments levied or assessed against the leased premises by appropriate governmental authorities, together with all taxes levied against any stock or merchandise, raw material. furniture, furnishings, equipment, inventory, and other property located in, on, or upon the leased
 .premises. All taxes shall be paid each year before any fine, penalty, interest, or cost may be added thereto for non-payment or late payment, and Lessee agrees to provide Lessor with copies of paid tax receipts.

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Lessee shall have the right to contest or review by legal
proceedings any such tax assessment, at its own cost and expense, and if necessary in the name of and with the cooperation of the Lessor.

10. Liability Insurance; Indemnification: Lessee agrees to indemnify and save harmless the Lessor from any claim or loss by reason of an accident or damage to any person or property happening in or on the demised premises. Lessee shall carry, at its expense, public liability insurance coverage on all of the demised premises, naming Lessor as additional insured, in a company qualified to transact business in the State of Florida, stipulating limits of liability of not less than $500,000.00 for an accident affecting any one person; and not less than $1,000,000.00 for an accident affecting more than one person; and $100,000.00 property damage. A certificate of such coverage from the insurer providing 30 days notice to Lessor prior to cancellation or termination shall be furnished to Lessor.

11. Casualty Insurance: Lessee shall keep all buildings and improvements on the leased property and all demised personal property fully insured with insurance companies approved by Lessor and authorized to do business in the State of Florida, for protection against all loss or damage to that property by fire and extended coverage; for all risk coverage. "Extended Coverage" means the broadest coverage that from time to time is contained and included in the then prevailing definition that the insurer applies to the concept of extended coverage. In the event of loss, all policies shall be payable jointly to "Lessor and Lessee as its interests may appear. Casualty insurance shall be for the full replacement value of buildings and/or improvements and coverage amount shall require the written approval of the Lessor.

Lessee shall also cause, immediately upon request of the Lessor, the inclusion as an insured in any such insurance policy the name of any mortgagee lending money to Lessor for any

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improvements on the property.

12. Fire : In the event the premises shall be totally destroyed or damaged to any extent by fire or other casualty, Lessor agrees to proceed promptly and without expense to Lessee to repair the damage or restore the improvements to the extent of any insurance payments made to Lessor on account of said. fire or other casualty. The said restoration of improvements will be made by Lessor with reasonable promptness.

No damage or destruction to or of any building or improvement by fire or any other casualty shall entitle Lessee to surrender possession of the premiums or to terminate this lease, or to violate any of its provisions or to cause any abatement or rebate in the rent then due or thereafter becoming due under its terms. If this lease is canceled for Lessee's default at any time while there remains outstanding any obligation from any insurance company to pay for the damage or any part of the damage, the claim against the insurance company shall become the absolute and unconditional property of Lessor upon cancellation of the lease.

13. Mortgage Payments: As long as Lessee is not in default under this lease, Lessor shall pay all installments of principal and interest owing on any mortgage encumbering the property as those payments come due. If Lessor does not make any payment required by any mortgage encumbering the property as that payment comes due and within the grace period required of the mortgage, if any, Lessee may cure Lessor's default by making such payment and crediting the same against the next installment at rental due hereunder.

14. Eminent Domain: If all or any part at the leased premises, including the building or other improvements, shall be taken under a power of eminent domain, the entire compensation or proceeds awarded for the taking of the land and all severance damage shall belong to Lessor and the entire compensation or proceeds awarded for the taking of the buildings and improvements shall belong to Lessor. If the taking is to such

5

an extent that it is impracticable for Lessee to continue the operation of its business on the leased premises, the lease, at the option of the Lessee, shall terminate. If Lessee elects not to exercise its right and option to terminate, the lease shall continue in full force and effect except that the rental due hereunder shall be reduced in a manner which is fair and reasonable.

Nothing herein shall prevent the Lessor or the Lessee from seeking any and all damages sustained from the condemning authority by reason of the exercise of the power of eminent domain.

In the event the condemnation or taking is to such an extent that it is impracticable for Lessee to continue the operation of its business on the leased premises and Lessee elects to terminate the lease, Lessee shall notify Lessor of its election to terminate within ten (10) days after the official notice of condemnation is given to Lessee.

15. Default: It is agreed that in the event at any time default should be made by the Lessee in the payment of any rent due upon the day when the same shall become due and payable and such default shall continue for thirty (30) days, or in case default shall be made by the Lessee in the performance of any of the other terms, conditions or covenants of said lease by said Lessee to be performed, and said default shall continue for a period of thirty (30) days, the Lessor may enter into and upon the demised premises or any part thereof and repossess the same with or without terminating this lease, and without prejudice to any of its remedies for rents or breach of covenant, and in any such event, may, at its option, terminate said lease by giving written notice of its election so to do, or may, at its option, let the premises or any part thereof as the agent of the Lessee, or otherwise (giving Lessee credit on all amounts due hereunder for rents collected for the account of Lessee). The foregoing rights and remedies given to the Lessor are and shall be deemed to be cumulative, and the exercise of one shall not be deemed to be an electron, excluding the exercise by the Lessor at any

6

other time of a different or inconsistent remedy, and shall be deemed to be given to the Lessor in addition to any other and further rights granted to the Lessor by the terms of any paragraph herein, or by law, and the failure upon the part of the Lessor at any time to exercise any rights or remedy hereby given to them shall not be deemed to operate as a waiver by them of its right to exercise such right or remedy at any other or future time. The Lessee, or its successors or assigns, shall pay all costs, expenses, or charges including a reasonable attorney's fee in any proceeding begun or had to enforce the provisions of this lease or in collecting the sums secured hereby, and the same shall become a part of the said sum so secured.

It is further understood that should Lessee default under the terms of this lease, that Lessor will exercise its right of assignment at the property and take ownership at the same.

16. Bankruptcy: The Lessee covenants and agrees that if, at any time Lessee or any guarantor of this lease is adjudged a bankrupt or insolvent under the laws of the United States or of any state, or makes a general assignment for the benefit of creditors, or if a receiver of the property of the Lessee is appointed and shall not be discharged; within 30 days after such appointment, then the Lessor may, at its option, declare the term of this lease at an end and shall forthwith be entitled to immediate possession of the premises.

17. Subordinate: The Lessee agrees that this lease shall, at all times, be subject and subordinate to the lien of any first mortgage (which term shall include all security instruments) that may be placed on the demised premises by the Lessor; and Lessee agrees, upon demand, to execute any instrument as may be required to effectuate such subordination.

Notwithstanding anything to the contrary set forth in this lease, neither Lessor nor Lessee shall terminate this lease nor shall Lessee abate, withhold, reduce or offset payment of the
 .rental for default or violation of this lease during its term while a first mortgage, its successors or

7

assigns, has title to the premises acquired by foreclosure of such mortgage or by deed in lieu of foreclosure.

18. Title to Premises: Lessor covenants that it owns the property leased hereunder and has authority to enter into this lease agreement with Lessee.

19. Identity of Interest: The execution of this lease or the performance of any act pursuant to the provisions hereof shall not be deemed or construed to have the effect of creating between Lessor and Lessee the relationship of principal and agent or of a partnership or of a joint venture and the relationship between them shall be and remain only that at Lessor and Lessee.

20. Notices and Reports: Any notice, report, statement, approval., consent, designation, demand or request to be given and any option or election to be exercised by a party under the provisions of this lease shall be effective only when made in writing and delivered (or mailed by registered or certified mail with postage prepaid) to the other party at the address given below:

Lessor:
Scott Steel, Inc.
99 Racetrack Road, NW, Suite 300
Fort Walton Beach, FL 32547

Lessee:
General Parcel Service.. Inc.
8923 Western Way
Jacksonville, FL 32256

Provided, however, that either party may designate a different address from time to time by giving to the other party notice in writing of the change. Rental payments to the Lessor shall be made by the Lessee to the Lessor at the above address.

21. Memoranda of Lease: Lessor and Lessee agree to execute a memoranda of this lease suitable for recording in the public records.

22. Entry of Lessor: Lessor may enter the leased premises during business hours:

(a) to inspect or protect the said premises.
(b) to determine whether the Lessee is complying with the applicable laws, orders, regulations of any lawful authority having jurisdiction over the premises or any business conducted therein.

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(c)	to exhibit the said premises to any prospective
purchaser.

No authorized entry by Lessor shall constitute an eviction of Lessee or a deprivation of its right or alter the obligation of the Lessor or create any right in the Lessor adverse to the interest of the Lessee hereunder.

23.   Removal of Property at End of Lease: Lessee shall be
entitled to remove the equipment and other items placed on the premises by it so long as such removal shall not damage the
premises.	 As to any other property, Lessor shall be entitled to
all property regarded as real property under Florida law and Lessee shall be entitled to all property regarded as personal property under Florida law.

24. Ownership of Improvements at Lease Expiration: At the expiration of the lease, the improvements on the leased premises shall become the sole property at the Lessor. Any and all trade fixtures, signs, and personal property used by the Lessee in the operation of its business on the leased premises shall remain Lessee's sole property and Lessee shall have the right to remove the same provided any damage in removal in repaired by Lessee.

  25.	Entire Agreement: This lease contains all of  the
understandings between the parties hereto relative to the leasing of the premises herein described, and all prior or contemporaneous agreements relative thereto have been merged herein or are voided by this instrument, which may be amended, modified, altered, changed, revoked or rescinded in whole or in part only by an instrument in writing signed by each of the parties hereto.

26. Assignment and Subletting: The Lessee shall not assign this lease or sublet the leased premises or any portion thereof, or otherwise transfer any right or interest hereunder without the prior written consent of the Lessor. 1f the Lessor consents to

9

the assignment, subletting or other transfer of any right of interest hereunder by the Lessee, such approval shall be limited to the particular instance specified in the consent and the Lessee shall not be relieved of any duty, obligation or liability under the provisions of the lease.

27. Binding Effect: The terms and provisions of this lease shall be binding on the parties hereto and its respective heirs, successors, assigns, and personal representatives.

IN WITNESS WHEREOF, the parties have set their hands and seals the date and year first above written.

Signed sealed and delivered in the presence of:

Scott Steel, Inc.

(signed)
--------------------------
Mark R. Barrett, President

(signed)
--------------------------
John L. Scott, Jr.,
Secretary /  Treasurer
Chairman of the Board

IN WITNESS WHEREOF, the parties have set their hands and seals the date and year first above written.

Signed, sealed and delivered in the presence of:

GENERAL PARCEL SERVICE, INC.

(signed)
--------------------------
E. Hoke Smith, Jr., President

GUARANTY

The undersigned, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in order to induce the Lessor to enter into the foregoing Lease Agreement, does hereby unconditionally guarantee the performance of all obligations imposed upon General Parcel Service, Inc.

Dated this 30th day of November, 1994

(signed)
----------------------
E. Hoke Smith

(signed)
----------------------
T. Wayne Davis

AMENDMENT TO LEASE

This amendment to lease, made and entered into this 26th day of January, 1996, between SCOTT STEEL, INC., (referred to hereinafter as "Lessor"), and GENERAL PARCEL SERVICE, INC., a
Florida Corporation, (referred to hereinafter as "Lessee");

WHEREAS, the above parties entered into a Lease Agreement dated
November 30, 1994, for property and a building in Tampa, Florida;

It is agreed to amend the description of the property listed on page one (1) to read as follows:

"Lessee rents hereby from the Lessor a 27,850 square foot building of the Lessor which is on a 5.92 acre piece of property being Lots 2 and 2, Block 3, U.S. 301, Industrial Park Addition
(See Exhibit "All)."

It is also agreed that the attached Exhibit "All replaces the one attached to the original lease agreement.

IN WITNESS WHEREOF, the parties have set their hands and seals the date and year first above written.

Signed, sealed and delivered in the presence of:

SCOTT STEEL, INC.

(Signed)
--------------------------
Mark R. Barrett, President

IN WITNESS WHEREOF, the parties have set their hands and seals the date and year first above written.

(Signed)
--------------------------
John L. Scott, Jr.
Secretary/Treasurer
Chairman of the Board

GENERAL PARCEL SERVICE, INC.

(Signed)
-------------------------
E.  Hoke Smith, Jr., President

GUARANTY REAFFIRMATION

The undersigned, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, do hereby reaffirm that guaranty of all obligations imposed upon GENERAL PARCEL SERVICE, INC. under that Lease Agreement dated the 30th day of November, 1994, and that Amendment to Lease executed by GENERAL PARCEL SERVICE, INC. on the 29th day of January, 1996, between GENERAL PARCEL SERVICE, INC., and SCOTT STEEL, INC.

Dated this 19th day of February, 1996.

(Signed)
-----------------------
E. Hoke Smith, Jr.

(Signed)
------------------------
T. Wayne Davis